Exhibit 99.1

15 West 6th Street, Suite, 1800  Tulsa, Oklahoma  74119  (918) 513-4570  Fax: (918) 513-4571

www.laredopetro.com

LAREDO PETROLEUM SCHEDULES THIRD-QUARTER 2012 EARNINGS CONFERENCE CALL FOR NOVEMBER 9 AND PROVIDES COMMODITY DERIVATIVES UPDATE

Third-Quarter 2012 Results

Friday, November 9, 2012

9:00 a.m. CT (10:00 a.m. ET)

Dial-in number: 866.543.6403

International dial-in number: 617.213.8896

Conference Code: 42296799

TULSA, OK — October 23, 2012 — Laredo Petroleum Holdings, Inc. (NYSE: LPI) (“Laredo” or the “Company”) will host a conference call on Friday, November 9, 2012 at 9:00 a.m. CT (10:00 a.m. ET) to discuss its third-quarter 2012 financial and operating results. Laredo plans to release earnings the same day before market open. The Company also announces third-quarter 2012 preliminary results for its commodity derivatives.

Conference Call

Laredo invites interested parties to listen to the call via the Company’s website at www.laredopetro.com, under the tab for “Investor Relations”. Individuals who would like to participate on the call should dial the applicable dial-in number approximately 10 minutes prior to the scheduled conference time, and enter the conference code listed above. A telephonic replay will be available approximately two hours after the call on November 9, 2012 through Friday, November 16, 2012. Participants may access this replay by dialing (888) 286-8010, using conference code 48502783.

Commodity Derivatives Update

For the nine months ended September 30, 2012, Laredo expects to report an approximate $5.1 million gain on commodity derivative instruments, comprised of an approximate $20.9 million realized gain and an approximate $15.8 million unrealized loss. For the three months ended September 30, 2012, Laredo expects to report an approximate $24.1 million loss on commodity derivative instruments, comprised of an approximate $7.1 million realized gain and an approximate $31.1 million unrealized loss.

Laredo records all derivative instruments on the balance sheet as either assets or liabilities measured at their estimated fair value.  We have not designated any derivative instruments as hedges for accounting purposes and we do not enter into such instruments for speculative trading purposes.  Realized gains and realized losses from the settlement of commodity derivative instruments and unrealized gains and unrealized losses from valuation changes in the remaining unsettled commodity derivative instruments are reported under “Non-operating income (expense)” in our consolidated statements of operations.

Forward-Looking Statements

This press release contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The actual impact of derivative instruments described above may be different, and could differ materially, from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our third-quarter 2012 are finalized.

General risks relating to Laredo include, but are not limited to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and those set forth from time to time in other filings with the SEC. These documents are available through Laredo’s website at www.laredopetro.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statement.

About Laredo

Laredo Petroleum Holdings, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo’s business strategy is focused on the exploration, development and acquisition of oil and natural gas properties primarily in the Permian and Mid-Continent regions of the United States.

Additional information about Laredo may be found on its website at www.laredopetro.com.

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Contact:

Rick Buterbaugh

Investor Relations

(918) 858-5151

RButerbaugh@laredopetro.com

Branden Kennedy

Investor Relations

(918) 858-5015

BKennedy@laredopetro.com

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